Exhibit 10.42

AMENDMENT NO. 5 TO

PAY-FOR-CALL DISTRIBUTION AGREEMENT

This Amendment No. 5 (“Amendment No. 5”), effective as of December 31, 2019 (the “Amendment 5 Effective Date”), is being entered into by and between Marchex Sales LLC, a Delaware limited liability company formerly known as Marchex Sales, Inc., which is a wholly-owned subsidiary of Marchex, Inc. (“Marchex”), and Thryv, Inc. (f/k/a Dex Media, Inc), successor in interest to YellowPages.com LLC formerly doing business as AT&T Interactive or ATTi (“Thryv”), to amend the Pay-For-Call Distribution Agreement entered between Thryv and Marchex effective as of January 1, 2011, as amended by Amendment 1 effective December 31, 2012, Amendment 2 effective June 25, 2015, Amendment 3 effective December 15, 2016, and Amendment 4 effective December 31, 2018 (together, the “Agreement”). Thryv and Marchex may hereinafter be referred to individually as “Party” and collectively as “Parties.” Capitalized terms used herein but not defined shall have the respective meanings ascribed to them in the Agreement.

WHEREAS, Marchex provides certain pay-for-call advertising services to Thryv pursuant to the terms of the Agreement; and

WHEREAS, the Parties desire to extend the term and amend certain provisions of the Agreement;

NOW, THEREFORE, in consideration of the mutual acknowledgements and agreements hereinafter contained, including to be legally bound, the Parties agree as follows:

1.

Term - Section 7.1. In accordance with the language in Section 7.1 of the Agreement, the Parties hereby agree to renew the Agreement through and including December 31, 2020.  Thus, unless otherwise terminated in accordance with the terms of the Agreement, the Agreement shall continue in full force and effect through and including December 31, 2020.

2.	Party References. Any reference to DexYP in the Agreement shall be replaced with or deemed to refer to Thryv.
3.	Other Terms of Agreement Unchanged. Except as set forth herein, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect.
4.	Authority. Each person signing this Amendment hereby represents and warrants that he or she has full authority to execute this Amendment for the Party on whose behalf he or she is signing.
5.

Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. A signature received electronically via facsimile or email shall be as legally binding for all purposes as an original signature.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 5 effective as of the Amendment 5 Effective Date.

THRYV, INC.		MARCHEX SALES LLC

BY:	/s/ John Gregory	BY:	/s/ Debora Autry
Name:	John Gregory	Name:	Debora Autry
Title:	V.P.	Title:	Vice President